EXPLANATORY NOTE

 This is a pre-qualification amendment to the offering statement on Form 1-A filed by Hopscotch Go Corporation (the “Offering Statement”). This Pre-Qualification Amendment No. 2 to the Offering Statement is filed for the purpose of filing the Signature Page for the Offering Statement.

File No. 024-12689

As filed with the Securities and Exchange Commission on December 5, 2025

PART II - INFORMATION REQUIRED IN OFFERING CIRCULAR

Preliminary Offering Circular dated December 5, 2025

An offering statement pursuant to Regulation A relating to these securities has been filed with the United States Securities and Exchange Commission. Information contained in this Preliminary Offering Circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted before the offering statement filed with the United States Securities and Exchange Commission is qualified. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state. We may elect to satisfy our obligation to deliver a Final Offering Circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Final Offering Circular or the offering statement in which such Final Offering Circular was filed may be obtained.

OFFERING CIRCULAR

Hopscotch Go Corporation

(formerly Hopscotch Acquisition Corporation)

Up to 10,000,000 shares of Class B Common Stock Offered by the Company

Offered Shares: This is the initial public offering of securities of Hopscotch Go Corporation1, a Delaware corporation (“Hopscotch Go”). Hopscotch Go is the holding company of Hopscotch Air, Inc. (“Hopscotch Air” collectively with Hopscotch Go the “Company” or “We”). Hopscotch Go’s sole asset is Hopscotch Air. Hopscotch Go is offering for sale up to Ten Million (10,000,000) shares (the “Shares”) of its Class B Common Stock, par value $0.0000001 (“Class B Common Stock”) at a fixed price of $2.00 per share in a “Tier 1” offering (“Offering”) under Regulation A (“Regulation A”) of Section 3(6) of the Securities Act of 1933, as amended (the “Securities Act”). This Offering is being conducted on a “best efforts” basis without any minimum offering amount pursuant to Regulation A for Tier 1 offerings. Funds tendered by investors to the Company will be immediately available to the Company. Subscribers have no right to a return of their funds unless the Company rejects a subscription agreement within ten (10) days of tender, in which event investor funds held in the Company account will promptly be refunded to each investor without interest. There is no minimum subscription amount in the Offering.

1 Hopscotch Go Corporation was originally incorporated as Hopscotch Acquisition Corporation and changed its name on September 8, 2025.

Risk Factors. Please see the Risk Factors section, beginning on page 8 for a discussion of the risks associated with a purchase of the Shares.

Offering Period. We expect to commence the offer and sale of the Shares as of the date on which the offering statement of which this Offering Circular is a part (the “Offering Statement”) is qualified by the US Securities and Exchange Commission (the “SEC”); this Offering will terminate at the earliest of (a) the date on which the maximum offering has been sold, (b) the date which is one year from this offering being qualified by the SEC or (c) the date on which this Offering is earlier terminated by us, in our sole discretion.

Title of Class of Securities Offered	Maximum Number of Shares	Price to Public	Commissions	Net Proceeds to the Company before Expenses
Class B Common Stock	10,000,000	$2.00	-	$20,000,000
Total	10,000,000	-	-	$20,000,000

Public Market. Prior to this Offering, there has been no public market for our Class B Common Stock. We intend to apply to list our Class B Common Stock on the OTCID Market. We will request a market maker to file Rule 211 application with the Financial Industry Regulatory Authority (“FINRA”) to obtain a trading symbol for our Class B Common Stock. Such efforts may not be successful, and the Shares may never be quoted and owners of our Class B Common Stock may not have a market in which to sell the Shares.

Voting Rights. Investing in the Shares is speculative and involves substantial risks, including the superior voting rights of our outstanding shares of Class A Common Stock (the “Class A Common Stock”), which preclude current and future owners of our common stock, including the Shares, from influencing any corporate decision. Class A Common Stock have one hundred (100) votes per share. There are 2,428,917 shares of Class A Common Stock issued and outstanding, of which Andrew Schmertz, our Co-Founder and Chief Executive Officer, and Douglas Okin, our Co-Founder own over 92%, and will, therefore, be able to control the management and affairs of the Company, as well as matters requiring the approval by our shareholders, including the election of directors, any merger, consolidation or sale of all or substantially all of our assets, and any other significant corporate transaction.

THE SEC DOES NOT PASS UPON THE MERITS OF, OR GIVE ITS APPROVAL TO, ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE SEC. HOWEVER, THE SEC HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION

This Offering Circular follows the disclosure format of Form S-1, pursuant to the General Instructions of Part II(a)(1)(ii) of Form 1-A.

the date of this Offering Circular is December 5, 2025.

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

The information contained in this Offering Circular includes some statements that are not historical and that are considered forward-looking statements. Such forward-looking statements include, but are not limited to, statements regarding our development plans for our business; our strategies and business outlook; anticipated development of our company; and various other matters (including contingent liabilities and obligations and changes in accounting policies, standards and interpretations). These forward-looking statements express our expectations, hopes, beliefs and intentions regarding the future. In addition, without limiting the foregoing, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words anticipates, believes, continue, could, estimates, expects, intends, may, might, plans, possible, potential, predicts, projects, seeks, should, will, would and similar expressions and variations, or comparable terminology, or the negatives of any of the foregoing, may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements contained in this Offering Circular are based on current expectations and beliefs concerning future developments that are difficult to predict. We cannot guarantee future performance, or that future developments affecting our company will be as currently anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements.

All forward-looking statements attributable to us are expressly qualified in their entirety by these risks and uncertainties. These risks and uncertainties, along with others, are also described below in the Risk Factors section. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. You should not place undue reliance on any forward-looking statements and should not make an investment decision based solely on these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

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OFFERING CIRCULAR SUMMARY

The following summary highlights material information contained in this Offering Circular. This summary does not contain all of the information you should consider before purchasing Shares. Before making an investment decision, you should read this Offering Circular carefully, including the Risk Factors section and the unaudited consolidated financial statements and the notes thereto.

Background

The future of Regional Air Mobility is now.

Hopscotch Go is a corporation formed under the laws of the State of Delaware on August 13, 2021 for the purposed of acquiring Hopscotch Air in an all equity deal. Hopscotch Air, a Delaware corporation, was incorporated on June 7, 2007. Hopscotch Air is a United States certificated air carrier operating under Title 14 Part 135 of the Federal Aviation Regulations. We are also certificated to provide flights to and from Canada. In 2024, we performed around one thousand revenue legs and about 900 revenue hours across just three aircraft.

We occupy a unique space in the on-demand air taxi and regional air mobility business. We operate a fleet of technologically-advanced Cirrus SR22 and SR20 aircraft, offering service throughout the northeast at prices far below traditional “charter”. We can do this because the aircraft are highly fuel efficient and technologically-advanced. The direct operating costs (which include fuel and maintenance) are about $175/hour We never use the word “charter” and instead call ourselves an “air taxi”. We fly branded airplanes and are aggressive in marketing our services, mostly through earned media, digital advertising and key partnerships with larger companies.

Cirrus airplanes are unique, in that they come with a whole airplane parachute, for exceptional additional safety margins, advanced on-board avionics, including weather and real-time traffic alerts, and highly a sophisticated auto-pilot system.

Hopscotch Air also owns the IATA code “O2” which is provided by the International Air Transport Association. These codes are essential for flights to appear on the Online Travel Agency websites, such as Expedia, Priceline, and Travelocity. To date, we have opted not to have our fares quoted on any of the OTAs.

We are developing a plan to take advantage of electric vertical take off and landing aircraft (eVTOLs), which are being developed by several major manufacturers and could enter the market by the end of the decade. We have letters of intent with Bye Aerospace and Electron, producers of fixed-wing electric aircraft.

The proceeds of this offering will be used acquire additional aircraft, develop partnerships and opportunities with companies planning electric regional air mobility aircraft, expand our routes to new markets and bolster our marketing efforts. We believe we can place twenty or more aircraft in the New York-Boston-Philadelphia markets and, utilizing technology, can scale the business to not just Cirrus aircraft operated by us, but to the new regional air mobility market as a whole across the nation.

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New Business

We have agreements with various electric aircraft manufacturers to, at our option, add these aircraft into our fleet when they become commercially available.

We further believe that regional air travel is currently constrained by a lack of operators offering service throughout the east coast. We are prepared to offer scheduled service if the appropriate aircraft can be acquired. This would require us obtaining “DOT Commuter Authority” and that application has been drafted.

If sufficient capital is raised as part of this offering, we will begin searching for an appropriate maintenance facility, so we can move all maintenance in house. This also offers an opportunity to do third-party maintenance and add an additional revenue stream. It also reduces the down-time for our own aircraft.

We are collaborating with Archer Aviation, a leading develop of electric vertical landing and takeoff aircraft. which is designing and developing the key enabling technologies and aircraft necessary to power the future of aviation, on its development of an aviation related software platform that we may potentially use when ready. We believe that software could result in significant savings compared to the cost of licensing we pay for several other third-party software tools we utilize today.

Offering Summary

Shares of Class B Common Stock Offered by Us	A maximum of 10,000,000 shares. There is no minimum number of shares that must be sold by us for the offering to close.

Offering Price	$2.00 per Share

Shares of Class B Common Stock Outstanding Before This Offering	4,876,298 shares issued and outstanding as of the date hereof.

Shares of Class B Common Stock Outstanding After This Offering	14,876,298 shares issued and outstanding, assuming the sale of all of the Shares hereunder

Use of Proceeds	Hopscotch Go will apply the proceeds from the Offering, after expenses, to acquire additional Cirrus airplanes, increase the infrastructure of the Company, and build out a transition to electric aircraft.

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Termination of the offering	The Offering will terminate at the earlier of: (1) the date at which 10,000,000 Shares have been sold, (2) the date which is one year after this Offering being qualified by the SEC or (3) the date on which this Offering is earlier terminated by the Company in its sole discretion.

Risk factors

The purchase of the Shares involves a high degree of risk. The Shares offered in this Offering Circular is for investment purposes only and currently no market for our Class B Common Stock exists nor may ever exist.

Please refer to the sections entitled “Risk Factors” and “Dilution” before making an investment in the Shares.

Trading Market

None. We will request a market maker to file a Rule 211 application with FINRA to obtain a trade symbol for our Class B Common Stock. However, such efforts may not be successful and our shares may never be quoted and owners of our Class B Common Stock may not have a market in which to sell the Shares. We plan to file a Rule 211 application within 90 days of this Offering, however there is no guarantee that such a deadline can or will ever be met.

Even if Hopscotch Go’s Class B Common Stock is quoted or granted listing, a market may not develop.

Disparate Voting Rights

Class A Common Stock have one hundred (100) votes per share. Andrew Schmertz, our co-founder and Chief Executive Officer, and Douglas Okin, our co-Founder and Board Member, own over 92% of our Class A Common Stock, and will, therefore, be able to control the management and affairs of the Company, as well as matters requiring the approval by our shareholders, including the election of directors, any merger, consolidation or sale of all or substantially all of our assets, and any other significant corporate transaction.

Investor Suitability Standards

The Shares may only be purchased by investors residing in a state in which this Offering Circular is duly qualified who have either (a) a minimum annual gross income of $70,000 and a minimum net worth of $70,000, exclusive of automobile, home and home furnishings, or (b) a minimum net worth of $250,000, exclusive of automobile, home and home furnishings.

We may offer shares in states that have not qualified the offering as part of a Regulation D private offering. Any purchase of those shares will be subject to the limitations governed by Regulation D of the Securities and Exchange Act.

Corporate Information	Our principal executive offices are located at 1100 New Highway, Republic-Farmingdale Airport, Farmingdale, NY 11735; our telephone number is (917) 921-1116; our corporate website is located at www.flyhopscotch.com. No information found on our Company’s website is part of this Offering Circular

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Continuing Reporting Requirements Under Regulation A

As a Tier 1 issuer under Regulation A, we will be required to file with the SEC a Form 1-Z (Exit Report Under Regulation A) upon the termination of this Offering. We will not be required to file any other reports with the SEC following this Offering.

However, during the pendency of this offering and following this offering, we intend to file quarterly and annual financial reports and other supplemental reports with OTC Markets, which will be available at www.otcmarkets.com.

All of our future periodic reports, whether filed with OTC Markets or the SEC, will not be required to include the same information as analogous reports required to be filed by companies whose securities are listed on the NYSE or NASDAQ, for example.

RISK FACTORS

An investment in the Shares involves substantial risks. You should carefully consider the following risk factors, in addition to the other information contained in this Offering Circular, before purchasing any of the Shares. The occurrence of any of the following risks might cause you to lose a significant part of your investment. The risks and uncertainties discussed below are not the only ones we face, but do represent those risks and uncertainties that we believe are most significant to our business, operating results, prospects and financial condition. Some statements in this Offering Circular, including statements in the following risk factors, constitute forward-looking statements. (See “Cautionary Statement Regarding

Forward-Looking Statements”).

The Company has a history of losses. The Company has lost money in every year of its existence and may never be able to achieve profitability. Management has concluded there is a risk that we may not be able to continue as a going concern.

Demand for Private Aviation may decline. There is a risk that the demand for our services may decline.

There is a lack of qualified pilots. There is a well-established lack of qualified aircraft pilots in the United States, and being able to hire and retain sufficient pilots may be difficult and that may hurt our chances to meet any customer demand which may affect our revenue. Further, the demand for pilots may increase our labor costs.

There is a lack of qualified mechanics. There is a well-established lack of qualified aircraft mechanics in the United States which may make it difficult to conduct inspections and repairs on our aircraft, slowing down the return to service of aircraft and impeding our ability to conduct flights.

We may at some future date be subject to unionization. Our employees may choose to join a union, engage in work stoppages, or other slowdowns.

Aviation fuel costs may rise. Significant increases in aviation fuel costs could have a material adverse effect on our business, financial condition and results of operations.

Insurance costs may rise. Our insurance may become too difficult or expensive to obtain. If we are unable to maintain sufficient insurance coverage, it may materially and adversely impact our ability to conduct business.

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Aviation businesses face unique challenges that are often outside our control. Aviation businesses are often affected by factors beyond their control, including air traffic congestion at airports, adverse weather, airport slot restrictions, air traffic control inefficiencies, increased and changing security measures, changing regulatory and governmental requirements, or new or changing travel-related taxes, any of which could have a material adverse effect on our business, results of operations and financial condition.

Our aircraft are leased. At the moment all four Cirrus aircraft are leased from third party owners. Those owners may not renew the leases or demand higher lease terms, which would negatively impact our business.

Our aircraft manufacturer may have financial difficulty, effecting our ability to get parts or expand the fleet. We are heavily reliant on Cirrus Aircraft to maintain our airplanes and to source additional aircraft. If Cirrus has financial difficulty, or goes out of business, that may impede future operations.

We’re subject to strict regulatory oversight. The Federal Aviation Administration must approve various components of our business, including, but not exclusively, adding aircraft and factors outside our control may slow down this process and negatively effect our business.

FAA may reject the Company adding aircraft. The FAA has the sole authority to determine how an operator adds aircraft to its fleet and may slow down, or deny approving additional aircraft or new types of aircraft.

An accident may have a devasting impact on our business. The operation of aircraft is subject to various risks, and failure to maintain an acceptable safety record may have an adverse impact on our ability to obtain and retain customers.

Our CEO has no experience operating a public company and senior management may not stay with the Company. Our CEO, Andrew Schmertz, has no prior experience operating a public company and the key managers may decide to leave the Company.

Risks relating to the Offering and Common Stock

Our Offering is being conducted on a “best efforts” basis and does not require a minimum amount to be raised. As a result, we may not be able to raise enough funds to fully implement our business plan and our investors may lose their entire investment. If we are not able to raise sufficient funds, we may not be able to fund our operations as planned, and our growth opportunities may be materially adversely affected. This could increase the likelihood that an investor may lose their entire investment.

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The interests of shareholders may be hurt because we can issue shares of our common stock to individuals or entities that support existing management with such issuances serving to enhance existing management’s ability to maintain control of our Company. Two management individuals own a significant majority of outstanding shares of capital stock. In addition, our Board of Directors has authority, without action or vote of the shareholders, to issue all or part of the authorized but unissued shares of common stock. Such issuances may be issued to parties or entities committed to supporting existing management and the interests of existing management which may not be the same as the interests of other shareholders. Although transactions, other than those described in this Offering Circular, are not currently being contemplated or discussed, our ability to issue shares without shareholder approval serves to enhance existing management’s ability to maintain control of our Company or participate in other transactions, including entering into possible business combinations, without the support of other shareholders.

The votes of Class B Common Stock have less voting rights than Class A Common Stock. The Class B Common Stock sold in this Offering have only one to one voting rights. The holders of Class A Common Stock, which are held by company insiders and the original investors of the Company, has super-majority voting rights of 100 votes per share. As such, investors in our Class B Shares will have limited to no say in the how the business is operated.

We do not Intend to Pay Dividends on our Common Stock. We intend to retain earnings, if any, to provide funds for the implementation of our business strategy. We do not intend to declare or pay any dividends in the foreseeable future. Therefore, there can be no assurance that holders of our common stock will receive cash, stock or other dividends on their shares of our common stock, until we have funds which our Board of Directors determines can be allocated to dividends.

USE OF PROCEEDS

As of the date of this Offering Circular we cannot specify with exact certainty all of the particular uses for the net proceeds to us from this Offering, however we intend to use the proceeds in the following areas:

1.	Acquire more aircraft. We would either buy or lease up to 10 additional Cirrus aircraft, at a purchase price of between $600,000 and $1.2 million. We would also expand relationships we have already established with electric aircraft manufacturers and develop a plan to eventually transition some of the fleet to electric aircraft, which fit our business model.

2.	We would explore adding Cirrus Vision Jets, which are a single-engine, five-seat turbine powered aircraft that matches our business model of affordable, on-demand, regional travel.

3.	We are working on developing AI technology to integrate with our operations, which would lead to more efficient scheduling of pilots and aircraft. We might be able to further exploit AI technology to sell into the marketplace.

4.	Acquire maintenance facility(s). We currently perform all of our maintenance of aircraft at third party facilities. We would either acquire or build out our own facility. This would reduce our maintenance costs, allow us to have more control over scheduling of maintenance, and serve as a profit center by performing third party maintenance for other operators and aircraft owners.

5.	Hire additional crew members and maintenance technicians. We would use a portion of the proceeds to hire both full-time and part-time pilots and powerplant and airframe mechanics.

6.	Expand our marketing. We would expand our marketing presence, with additional resources into earned media, digital advertising, and cross-company promotions.

Our management will have broad discretion in applying the net proceeds of this Offering. The timing and amount of our actual expenditures will be based on many factors, including cash flows from operations and the anticipated growth of our business. Pending their use, we intend to invest the net proceeds of this Offering in a variety of capital-preservation investments, including short- and intermediate-term investments, interest-bearing investments, investment-grade securities, government securities and money market funds.

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DETERMINATION OF OFFERING PRICE

The terms of this Offering were determined arbitrarily by our Company. The offering price for the Shares does not necessarily bear any relationship to our Company’s assets, book value, earnings or other established criteria of valuation. Accordingly, the offering price of the Shares should not be considered as an indication of any intrinsic value of such securities.

DILUTION

Ownership Dilution

The information under “Investment Dilution” below does not take into account the potential conversion of the outstanding shares of Class A Common Stock. Were the outstanding shares of Class A Common Stock to be converted into shares of Class B Common Stock immediately after the sale of all 10,000,000 Shares, we would issue a total of 2,428,917 shares of Class B Common Stock. The outstanding shares of Class A Common Stock may be converted into shares of our Class B Common Stock at anytime.

The conversion of the outstanding shares of Class A Common Stock into shares of our Class B Common Stock would cause holders of our Class B Common Stock to incur dilution in their ownership of our Company.

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Investment Dilution

Dilution in net tangible book value per share to purchasers of our Class B Common Stock in this offering represents the difference between the amount per share paid by purchasers of the Shares in this Offering and the net tangible book value per share immediately after completion of this Offering. In this Offering, dilution is attributable primarily to our negative net tangible book value per share.

If you purchase Shares in this offering, your investment will be diluted to the extent of the difference between your purchase price per Share and the net tangible book value of our Class B Common Stock after this Offering. Our net tangible book value (as of December 31, 2024 was ($41,718)_ (unaudited), or ($0.89) (unaudited) per share. Net tangible book value per share is equal to total assets ($16,014) minus the sum of total liabilities ($__ 557,732 ____) divided by the total number of shares outstanding at December 31, 2024 (________609,000___ shares).

Part of our calculation is our assumption that Air Carrier Operating Certificate(AOC) – our sole intangible asset- is valued at $500,000. The market to AOC’s is volatile and it may be impossible to realize this if we had to liquidate the business.

The following table illustrates this dilution on a per share basis:

	Assuming the sale of all Shares:
		10,000,0000
Offering Price Per Share		$2.00
Book Value Per Share Before the Offering	-$	.89
Book Value Per Share After the Offering, if fully subscribed		2.00
Net Increase to Original Shareholders		2.00
Decrease in Investment to New Shareholders		$0
Dilution to New Shareholders (%)		0

SELLING SECURITY HOLDERS

All shares in this Offering are being sold directly by the Company.

PLAN OF DISTRIBUTION

In General

Hopscotch Go is offering up to 10,000,000 shares of Class B Common Stock for sale on a best-efforts basis at a fixed price of $2.00 per share. There is no minimum number of shares that must be sold by us in the Offering, and we will retain the proceeds from the sale of any of the Shares that are sold will be immediately available for use by the Company. Investors in this Offering do incur a risk of losing their entire investment.

No compensation will be paid to any principal, officers, or any affiliated company or party with respect to the sale of the Shares. This means that no compensation will be paid with respect to the sale of the Shares to our officer or directors of the Company. We are relying on Rule 3a4-1 of the Securities Exchange Act of 1934, Associated Persons of an Issuer Deemed not to be Brokers. The applicable portions of the rule state that associated persons (including companies) of an issuer shall not be deemed brokers if they (a) perform substantial duties at the end of the offering for the issuer; (b) are not broker dealers; and (c) do not participate in selling securities more than once every 12 months, except for any of the following activities: (i) preparing written communication, but no oral solicitation; or (ii) responding to inquiries provided that the content is contained in the applicable registration statement; or (iii) performing clerical work in effecting any transaction. Neither the Company, its officers or directors, nor any affiliates conduct any activities that fall outside of Rule 3a4-1 and are, therefore, not brokers nor are they dealers.

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This Offering will commence on the qualification of this Offering Circular, as determined by the SEC and continue indefinitely until all of the offered Shares are sold, at the one-year anniversary date of the Offering, or if the Offering is terminated in the Company’s sole discretion. Funds received from investors will be counted towards the Offering only if the form of payment, such as a check, clears the banking system and represents immediately available funds held by us prior to the termination of the subscription period, or prior to the termination of the extended subscription period if extended by the Company.

Procedures for Subscribing to Shares

All subscribers will be instructed by the Company to transfer funds by wire or ACH transfer directly to the Company. Subscribers have no right to a return of their funds unless the Company rejects a subscription agreement within 10 days of tender, in which event investor funds held in the Company account will promptly be refunded to each investor without interest.

It is expected that all subscriptions will be processed through the Company’s website www.flyhopscotch.com. You will be required to complete a subscription agreement in order to invest. Funds will be deposited in a Company bank account and will be made immediately available to the Company. Upon acceptance by us of a subscription, a confirmation of such acceptance will be sent to the subscriber by the Company. All inquiries regarding this Offering should be made directly to the Company.

State Law Exemption and Offerings to Qualified Purchasers

State Law Exemption. This Offering Circular does not constitute an offer to sell or the solicitation of an offer to purchase any Shares in any jurisdiction in which, or to any person to whom, it would be unlawful to do so.

The Shares have not been qualified under the securities laws of any state or jurisdiction. Currently, we plan initially to seek qualification of the Shares in New York, Connecticut, New Jersey, Massachusetts, Vermont, Maine, Florida, Texas, and Washington State and Washington DC. It is possible that we would determine to qualify Shares in all states or fewer states. In the case of each state in which Shares are offered and sold, we will qualify the Shares for sale with the applicable state securities regulatory body or the Shares will be offered and sold pursuant to an exemption from registration found in the applicable state’s securities, or Blue Sky, law.

Investor Suitability Standards. The Shares may only be purchased by investors residing in a state in which this Offering Circular is duly qualified. No subscriber, or an affiliate of the subscriber, may qualify as a “bad actor” as defined in Rule 262(d) of the SEC.

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Exchange Listing

Our intention is to immediately engage a market maker to file a Rule 211 application with FINRA (Financial Industry Regulatory Authority) and be DTC eligible so that our Class B Common Stock can freely trade. However, the exact timing of this, and whether this is achievable, is unknown.

We intend to utilize Glendale Securities as our market maker. You can learn more about Glendale on their website https://glendalesecurities.com.

We intend to utilize Dynamic Stock Transfer, Inc as our transfer agent. You can learn more about Dynamic on their website https://dynamicstocktransfer.com.

Ultimately, it will be at the Company’s sole discretion who, if any, we hire to perform market marker and transfer agent tasks.

The purchase of the common stock in this offering involves a high degree of risk. The common stock offered in this offering circular is for investment purposes only, and currently no market for our common stock exists. We will request a market maker to file a Rule 211 application with FINRA in order to apply for the inclusion of our common stock in the OTCID Market, though such efforts may not be successful, and our shares may never be quoted and owners of our common stock may not have a market in which to sell the shares. Also, no estimate may be given as to the time that this application process will require.

If we become able to have our shares of common stock quoted on the OTCID Market, we will then try, through a broker-dealer and its clearing firm, to become eligible with the DTC to permit our shares to trade electronically. If an issuer is not “DTC-eligible,” then its shares cannot be electronically transferred between brokerage accounts, which, based on the realities of the marketplace as it exists today, means that shares of a company will not be traded (technically the shares can be traded manually between accounts, but this takes days and is not a realistic option for companies relying on broker dealers for stock transactions - like all the companies on the OTCID). What this means is that while DTC-eligibility is not a requirement to trade on the OTCID Market, it is a necessity to process trades on the OTCID if a company’s stock is going to trade with any volume. There are no assurances that our shares will ever become DTC-eligible or, if they do, how long it will take.

DESCRIPTION OF SECURITIES

General

Our authorized capital stock consists of (a) 5,000,000 shares of Class A Common Stock, $0.0000001 par value per share; and (b) 200,000,000 shares of Class B Common Stock, $0.0000001 par value per share.

As of the date of this Offering Circular, there were 2,428,917 shares of our Class A Common Stock issued and outstanding held by 17 holders of record; and 4,876,298 shares of Class B Common Stock issued and outstanding held by 54 holders of record.

Voting Rights

Class A Common Stock have one hundred (100) votes per share.

Class B Common Stock have one (1) vote per share.

All shares vote together as one class.

Class A Common Stock Conversion Rights

Shares of Class A Common Stock convert to shares of Class B Common Stock on a one for one basis at discretion of shareholder.

Pre-emptive Rights.

As of the date of this Offering Circular, no holder of any shares of our capital stock has pre-emptive or preferential rights to acquire or subscribe for any unissued shares of any class of our capital stock not otherwise disclosed herein.

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Dividend Policy

We have never paid cash or any other form of dividend on our capital stock, and we do not anticipate paying cash dividends in the foreseeable future. Moreover, any future credit facilities might contain restrictions on our ability to declare and pay dividends on our capital stock. We plan to retain all earnings, if any, for the foreseeable future for use in the operation of our business and to fund the pursuit of future growth. Future dividends, if any, will depend on, among other things, our results of operations, capital requirements and on such other factors as our Board of Directors, in its discretion, may consider relevant.

Transfer Agent

We expect our Transfer Agent of our common stock to be Dynamic Stock Transfer, Inc., located at 15233 Ventura Blvd., Suite 710 Sherman Oaks, CA, 91403. Their website is https://dynamicstocktransfer.com.

INTEREST OF NAMED EXPERTS AND COUNSEL

No expert named in this Offering Circular as having prepared or certified any part thereof (or named as having prepared or certified a report or valuation for use in connection with such Offering Circular), or counsel named in this Offering Circular as having given an opinion upon the validity of the securities being offered pursuant to this Offering Circular or upon other legal matters in connection with the Offering Circular or Offering, was employed for such purpose on a contingency basis. At the time of such preparation, certification or opinion, or at any time thereafter, through the date of effectiveness of the Offering Circular, or that part of the Offering Circular to which such preparation, certification or opinion relates, no such person had, or is to receive, in connection with this Offering, a substantial interest, direct or indirect, in our Company, nor was any such person connected with our Company as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

Description of Business

Hopscotch Air is delivering regional air mobility (RAM) and is positioned to capitalize on the growing RAM and Advanced Air Mobility market.

We have carved out an entirely new category of air travel over the past decade and a half. We provide on-demand, regional air transportation through the northeast, utilizing technologically advanced Cirrus piston aircraft that have lower operating costs than the traditionally larger charter aircraft. That results in us being able to offer flights for between twenty and thirty percent less than other charter companies. We believe we have expanded the pool of potential customers exponentially. Many of our customers have never before flown in a private aircraft.

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Our “air taxi” service- we never use the word “charter” - performed about 900 revenue hours in 2024, flying to popular destinations such as Nantucket, Hyannis, Martha’s Vineyard, Provincetown, and Burlington. Our customers represent a diverse clientele, some of whom own their own businesses, others who are doctors, lawyers, and entrepreneurs.

Because of the nature of our business, we believe we are uniquely positioned to take advantage of the coming Regional Air Mobility revolution—where electric aircraft can take passengers to many of the destinations we serve. The same customers utilizing our service can utilize RAM service.

Hopscotch Air solves a major problem for urban areas. There is too much traffic on the roads. And the major airports, used by traditional airlines, are crowded, unpleasant, and inefficient.

While there are 5,000 public use airports in the U.S., almost all of which we can serve, about 90% of all commercial airline traffic goes through just 35.

For example, there are 72 airports in New Jersey. Yet the only commercial airports are Newark International and Atlantic City International. We can fly people to or from Cape May, Monmouth County, Teterboro, Wildwood, Morristown and dozens of others.

In Connecticut, there are 20 public-use airports, yet only two commercial airports (Bradley and New Haven). We can access almost all 20.

Many of the airports we serve are closer to where passengers actually want to go. For example, why can fly into Buffalo International Airport but maybe a passenger has a meeting in Niagara Falls. Well, we can also fly into Niagara Falls Airport. Or a passenger has to go West Mifflin, PA and would typically fly into Pittsburgh International Airport. However, we can fly to Alleghany County Airport, which is right in West Mifflin.

The Cirrus Aircraft is perfect for the mission. Besides being cost-effective, Cirrus has built arguably the safest general aviation aircraft in history. Each airplane has a whole airplane parachute. In an emergency, the parachute can lower you safely to the ground. Each plane comes with highly sophisticated avionics and auto-pilot features, that tell the pilot the weather and traffic (other planes) in the area. These safety features have led to wide customer acceptance of our service, because safety is our top priority.

Cirrus also manufactures a jet, the Cirrus Vision Jet. We have explored adding that type into our fleet, as well.

We plan to add electric vertical take off and landing aircraft, as well as electric conventional aircraft when those come to market.

Hopscotch Air has earned wide regulatory authority, which improves our ability to serve our customers. We fly both day/night and VFR/IFR. IFR flying involves flying in bad weather. We are able to complete most flights due to this, similar to the commercial airlines.

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We have the authority to provide checkrides to our pilots, meaning we do not have to wait for the FAA to perform them. Pilots undergo extensive checks, including initial and recurrent checks every six months.

We are certified in Canada. We are able to fly customers to/from Canada, which is a competitive advantage.

Future Plans

We intend to initially expand our Cirrus air taxi service. We believe the demand exists for us to initially increase the fleet by 15 aircraft. And we’ve identified expansion markets, including the West Palm Beach – Ocala market, where the equestrian business ramps up every fall.

We plan to develop scheduled service to underserved communities in the northeast.

We continue to form partnerships with companies in the Regional Air Mobility space and are building electric vertical and takeoff landing aircraft, as well as conventional electric aircraft airplanes. This will prepare our business for when these aircraft are available.

Marketing

Hopscotch Air disrupted the charter industry years ago by being an aggressive marketer. Around 90% of flights are with our own clients, not charter brokers. We brand every airplane “Hopscotch Air” and have received extensive coverage on major television news networks, national aviation media, and local digital media.

Seasonality

To date, Hopscotch Air’s business has been heavily seasonal, with approximately 70% of flights, and therefore sales, occurring between May and October. If we are able to raise sufficient funds through this offering, we plan to off-set seasonality through a) limited scheduled service to underserved communities and b) provide service to new markets, including West Palm Beach to Ocala, where the World Equestrian Foundation is based. We believe there’s a substantial market on people living in West Palm Beach who travel to WEP events during the horse season, which is in the fall and winter. Regarding scheduled service, there are about thirty localities that have lost essential air service since the pandemic, leaving people to travel by car great distances to major airports. To carry out this plan, we would need to source larger aircraft, which we believe can be the Tecnam Traveler or Cessna Caravan.

Technology

We are currently working on building, with partners, a technology platform that can streamline the end to end booking process. Using AI, this platform could give fares to customers and schedule planes and crews. If we are successful in this goal, it would reduce multiple layers of processes we now go through to schedule a single flight.

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Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements, as defined in Item 303(a) (4) (ii) of Regulation S-K, obligations under any guarantee contracts or contingent obligations. We also have no other commitments, other than the costs of being a public company that will increase our operating costs or cash requirements in the future.

Trademarks

Hopscotch Air, a wholly-owned subsidiary of Hopscotch Go, owns two registered trademarks with the U.S. Patent and Trademark office. The first one is the name “Hopscotch Air” (Registration #3658937) and the second is the logo, as depicted on the cover page of this Offering (Registration #3422741)

Employees

We currently employ the following full-time and part-time employees.

Chief Executive Officer

Director of Operations

Chief Pilot

Director of Maintenance

Director of Customer Experience

Between 8-12 pilots, depending on the season.

Properties

Our Base of Operations, which is an FAA-defined term where the main office and all records are stored, is at Republic Airport 1100 New Highway, Farmingdale, NY 11735. We also have an aircraft at Westchester County Airport, 67 Tower Road, Harrison, NY. And we have an aircraft based during the Summer at Lawrence Municipal Airport, Lawrence, Ma. Our name is on the entrance to the private terminal at Westchester County Airport.

We currently operate three Cirrus aircraft under lease by third party owners.

Legal Proceedings

Hopscotch Go, nor Hopscotch Air, Inc. is not party to any actual, pending, or to our knowledge, threatened legal proceedings of any type.

Results of Operations

Hopscotch Air, Inc, the wholly-owned subsidiary and sole asset of Hopscotch Go Corporation has had negative cash flow in each of its years in operations.

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In the first half of FY 2025, we lost $167,000. *

In FY 2024, we lost $72,928.77.

In FY 2023, we lost $93,994.31

*The first half of the year only includes two months of our traditional season.

If this offering fails to raise sufficient cash, management believes that we may not be able to continue as a going concern.

Hopscotch Air earns all revenue through the selling of flights, through two drivers. We sell flights at a “retail” rate, those are “pay as you go” flights. Payments are made at the time of booking and we recognize the revenue after the flight is performed. We also offer our “Clubscotch” program, which is a block purchase program. Customers deposit between $25,000 and $30,000 and receive ten percent off all flight-related charges until their funds are exhausted.

As of September 1, 2025, we had thirteen Clubscotch members. While the Clubscotch program provides cash for operations, it also leads to a significant capital deficit account (defined as revenue collected, but flights not yet performed). As of September 1, 2025, we had a capital deficit account of $218,109. This number is constantly moving up and down.

We have two lines of credit, which we use to support the business during the winter, which is typically a slow time. We have a Chase LOC, which as of September 1, 2025, had a balance due of 59,000 and an American Express LOC, which as of September 1, 2025, had a balance due of $11,000. We use AMEX Saphire cards to pay for fuel, which had a balance as of September 1, 2025 of $25,500. There is a loan from our credit card processing company, Square, for $17,222 as of September 1, 2025. And a disaster relief loan, from the Covid 19 pandemic, from the Small Business Administration of $58,900. Shareholders have provided loans to the Company, totaling $300,000 as of September 1, 2025.

Our plan, initially is to grow the fleet to ten Cirrus aircraft. The chart (next page) shows our pro-forma projections, based solely on growing the legacy fleet. There is no guarantee that these targets can be met and this chart has not been reviewed by our accountant.

We also see opportunity in airline-adjacent businesses, including maintenance. We currently utilize third party maintenance. Owning and operating our own maintenance facility would reduce costs, reduce the “down time” of aircraft, and provide additional revenue from other aircraft operators.

We have plans to add electric aircraft to the fleet. If those aircraft get certificated, they can provide cost savings in terms of both fuel and maintenance expense. However, it’s impossible to model those projections currently, due to too many unknown variables.

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Capital Resources

In FY 2024, we had aircraft lease expenses of $183,176,14, fixed labor costs (including all taxes and benefits) of $246,400.37 and fuel and maintenance costs of $151,148.41. We had rent expenses (for the office at Republic-Farmingdale Airport and the aircraft tie-down) of $5902.71.

We’ve identified several events that are likely to cause material changes to revenue and costs

a)	Cost of Fuel. Fuel is historically the second largest expense (after labor) for our operations. If fuel prices increase, our margins shrink. We cannot always react in a timely fashion to off-set fuel costs, as we do not hedge. Our favorable fuel prices at the airports we are based at may not remain.

b)	Labor Costs. As documented above, there is a nationwide shortage of qualified pilots, and, as such, the cost of labor is expected to rise over the next few years.

c)	Aircraft lease and mortgage expenses. In a rising interest rate environment, we may experience higher costs to lease and/or own aircraft we operate.

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Executive Officers, Key Employees

Board of Directors

Andrew Schmertz, aged 56

Andrew has more than a decade of experience in the aviation industry, having co-founded Hopscotch Air, Inc. As CEO, he manages all aspects of the business, including sales, marketing, and regulatory issues. Previously, Andrew had an extensive career in media, serving as an anchor/report for Business Week TV where he anchored business reports for WABC and WLS-TV. He currently is the chairman of the charter committee of the National Air Transportation Association, the industry trade group of private aviation. Andrew is a Board member of Air Taxi Services and Support, a charter airplane marketplace. He has served on the FAA Aviation Rule Making Committee, advising the government of duty and rest time revisions. And he serves as an independent arbitrator with the Financial Industry Regulatory Authority, where he has developed significant knowledge of securities law. Andrew is an attorney, licensed in New York, and a licensed pilot, with land, instrument, and sea ratings.

Douglas Okin, aged 56

Doug is the co-founder of Hopscotch Air and serves as a key advisor on all issues relating to the business. Doug is a financial services representative and life insurance specialist with MassMutual, managing more than $200 million in assets.

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James Fendt

Jim is the CEO of OCS Builders, a large commercial construction firm and general contractor on Long Island. With offices servicing the New York- tri-state area and Mid-Atlantic region, OCS acts in multiple capacities, including general contracting, construction management, and pre-construction services, as well as owner’s representative.

David Rimmer, aged 64

David is an industry veteran, serving more than twenty years in the business, and is strong, nationally-recognized safety advocate. He is the former president of Talon Air, ExcelAire and Alerion and he currently serves as a Senior Associate of GoCrisis, a provider of crisis response services. David is a mid-air survivor and holds a Safety Management Certificate and is a Certified Aviation Manager, both issued by the National Business Aviation Association.

Josh Sodaitis, aged 45

Josh is the CEO and Chairman of the Board of Peer to Peer Network (OTC: PTOP), a/ka/ Mobicard, the only publicly traded digital business card platform. He is the Managing Director of Momentum Capital Consulting, which provides advisory services on financial, operations, and project management concerns. Josh is a former Director of Investor Relations at Allied Plasma, a former President of the New England division of PHD Capital, and a former financial advisor with JP Turner.

We currently have five Board members, with one board seat open. We intend to fill that seat by the end of 2025. In the event of a tie, any issue is resolved based on the votes of Andrew Schmertz and Douglas Okin. Directors serve for one year term, which begins October 1 in any year. Directors may serve unlimited terms. As long as Mr. Schmertz and Mr. Okin continue to hold ten percent of the outstanding equity in the Company, they are each entitled to a Board seat. If a Board member resigns during his/her term, a special election may be held to fill the seat or it may remain empty until the next scheduled shareholder vote.

Control Persons

Name	Age	Title
Andrew Schmertz	56	Co-Founder and Chief Executive Officer
Douglas Okin	56	Co-Founder and Sr. Business Development Officer (part time)

Possible Potential Conflicts

The OTCID on which we may have our shares of common stock quoted does not currently have any director independence requirements. A market maker has been engaged to file an application with FINRA on our behalf so as to be able to quote the shares of our common stock on the OTCID commencing upon the effectiveness of our registration statement of which this offering circular is a part and the subsequent closing of this offering. There can be no assurance that the market maker’s application will be accepted by FINRA

No member of management is contractually bound to us to work on a full-time basis. Accordingly, certain conflicts of interest may arise between us and our officer(s) and director(s) in that they may have other business interests in the future to which they devote their attention, and they may be expected to continue to do so although management time must also be devoted to our business. As a result, conflicts of interest may arise that can be resolved only through their exercise of such judgment as is consistent with each officer’s understanding of his/her fiduciary duties to us.

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Code of Business Conduct and Ethics

We have a Code of Ethics and Business Conduct which is applicable to our current and future employees. A code of ethics is a written standard designed to deter wrongdoing and to promote:

1.	Safety is our culture. Any team member may stop a flight or raise concerns if he or she believes safety of flight is an issue without fear of retribution.
2.	Compliance with applicable laws and regulations. We operate in a heavily regulated industry and strict adherence to the rules reinforces our commitment to safety and builds trust with our regulators.
3.	Non-Discrimination. We treat our employees and customers with respect, value difference of opinions, and welcome all people- both employees and customers- regardless of race, religion, sexual orientation, and politics.
4.	Financial honestly. We report fully, accurately, and timely any disclosures in regulatory filings and public statements.

Legal Proceedings

During the past ten years, no present director, executive officer or person nominated to become a director or an executive officer of the Company:

1. had a petition under the federal bankruptcy laws or any state insolvency law filed by or against, or a receiver, fiscal agent or similar officer appointed by a court for the business or property of such person, or any partnership in which he/she was a general partner at or within two years before the time of such filing, or any corporation or business association of which he/she was an executive officer at or within two years before the time of such filing;

2. was convicted in a criminal proceeding or subject to a pending criminal proceeding (excluding traffic violations and other similar minor offenses);

3. was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of a federal or state authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described in paragraph (3)(i), above, or to be associated with persons engaged in any such activity; or

4. was found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or FINRA to have violated a federal or state securities or commodities law, and for which the judgment has not been reversed, suspended or vacated.

We currently have three independent Board members, individuals who hold no other position inside the Company. The Board sets the compensation of the Chief Executive Officer. If he holds a Board seat, he abstains from the vote.

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All directors will be reimbursed by Hopscotch Go for any expenses incurred in attending board meetings. Hopscotch Go carries appropriate liability insurance for officers and directors.

Our Board of Directors has not established any committees, including an Audit Committee, a Compensation Committee or a Nominating Committee, or any committee performing a similar function. The functions of those committees are being undertaken by the entire board as a whole. Our board of directors does not believe that it is necessary to have such committees because it believes the functions of such committees can be adequately performed by our Board of Directors as a whole. Further, since our securities are not listed on an exchange, we are not subject to any qualitative requirements mandating the establishment of any particular committees.

We do not have a policy regarding the consideration of any director candidates which may be recommended by our shareholders, including the minimum qualifications for director candidates, nor has our Board of Directors established a process for identifying and evaluating director nominees. We have not adopted a policy regarding the handling of any potential recommendation of director candidates by our shareholders, including the procedures to be followed. Our Board has not considered or adopted any of these policies as we have never received a recommendation from any stockholder for any candidate to serve on our Board of Directors. Given the nature of our operations and lack of directors and officers insurance coverage, we do not anticipate that any of our shareholders will make such a recommendation in the near future. While there have been no nominations of additional directors proposed, in the event such a proposal is made, all members of our Board will participate in the consideration of director nominees.

None of our directors is an “audit committee financial expert” within the meaning of Item 407(d) (5) of Regulation S-K. In general, an “audit committee financial expert” is an individual member of the audit committee or Board of Directors who:

a) understands generally accepted accounting principles and financial statements,

b) is able to assess the general application of such principles in connection with accounting for estimates, accruals and reserves,

c) has experience preparing, auditing, analyzing or evaluating financial statements comparable to the breadth and complexity to our financial statements,

d) understands internal controls over financial reporting, and

e) understands audit committee functions.

We believe that the members of our Board of Directors are collectively capable of analyzing and evaluating our financial statements and understanding internal controls and procedures for financial reporting. We believe that retaining an independent director who would qualify as an “audit committee financial expert” would be overly costly and burdensome and is not warranted in our circumstances.

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Summary of Executive Compensation Table for the Years 2024 and 2023

NAME	FY 2025 (expected)	FY 2024	FY 2023	NON-CASH INCENTIVE PLANS
ANDREW SCHMERTZ	$123,000	$123,000	$101,000	N/A
DOUGLAS OKIN[2]	—	—	—	N/A
ROBERT BERGEN[3]	$30,000	$30,000	$30,000	N/A
ASAEL GREENBERG	$100,000	$85,000	$85,000	N/A

The Company also employs a Director of Maintenance, which we compensate a third party maintenance facility- Paragon Aircraft Services- at a rate of $12,000 a year. In addition, Paragon receives the bulk of maintenance work on our aircraft.

The Company’s Director of Customer Experience is compensated through her company, HAS, LLC, on a commission-only basis. HAS was paid $87,500 in 2024. We may change her employment status to that of a direct employee in 2026.

PRINCIPAL SHAREHOLDERS

As of October 1, 2025, we have a total of 2,428,917 shares issued and outstanding Class A Common Stock, which have 100 to 1 voting rights, and 4,806,760 shares issued and outstanding of Class B Common Stock, which have 1 to 1 voting rights.

Andrew Schmertz and Douglas Okin hold collectively 2,238,580 shares of Class A Common Stock, which is over 92% of the outstanding shares of Class A and Class B Common Stock.

Legal Matters

The validity of the issuance of the shares of common stock offered hereby will be passed upon for us by Scott Olson, Attorney-at-Law. Phone number: 310.985.1034.

Accountants

We have engaged Felicia Crawford as our accountant, who prepared and compiled the financial statements, contained herein.

2 Mr. Okin does not earn a salary.

3 Mr. Bergen is part-time.

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WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a Regulation A Offering Statement on Form 1-A under the Securities Act with respect to the shares of Common Stock offered hereby. This Offering Circular, which constitutes a part of the Offering Statement, does not contain all of the information set forth in the Offering Statement or the exhibits and schedules filed therewith. For further information about us and the Common Stock offered hereby, we refer you to the Offering Statement and the exhibits and schedules filed therewith. Statements contained in this Offering Circular regarding the contents of any contract or other document that is filed as an exhibit to the Offering Statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the Offering Statement.

Upon the completion of this Offering, we will be required to file periodic reports, proxy statements, and other information with the SEC pursuant to the Exchange Act. You may read and copy this information at the SEC’s Public Reference Room, 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet website that contains reports, proxy statements and other information about issuers, including us, that file electronically with the SEC. The address of this site is www.sec.gov.

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EXHIBIT A

FINANCIAL INFORMATION FOR

HOPSCOTCH GO CORPORATION and

HOPSCOTCH AIR, INC

2023, 2024, H1 2025

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Hopscotch Acquisition Corporation

(now Hopscotch Go Corporation)

Compiled Consolidated Financial Statements

For the Six Months Ended June 30, 2025, and

the Years then ended December 31, 2024, and 2023

Hopscotch Acquisition Corporation

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Independent Accountant’s Compilation Report

Mr. Andrew Schmertz, President

Hopscotch Acquisition Corporation

Farmingdale, New York

Management is responsible for the accompanying consolidated financial statements of Hopscotch Acquisition Corporation which comprise the balance sheets as of June 30, 2025, December 31, 2024, and December 31, 2023, and the related statements of operations, changes in equity, and cash flows for the six months ended June 30, 2025, and the years ended December 31, 2024 and 2023, and the related notes to the consolidated financial statements, in accordance with accounting principles generally accepted in the United States of America.

I have performed a compilation engagement in accordance with Statements on Standards for Accounting and Review Services (SSARSs) promulgated by the Accounting and Review Services Committee of the AICPA. I did not audit or review the financial statements, nor was I required to perform any procedures to verify the accuracy or completeness of the information provided by management. Accordingly, I do not express an opinion, a conclusion, nor provide any assurance on these financial statements.

As discussed in Note 8, certain conditions indicate that substantial doubt exists about Hopscotch Acquisition Corporation’s ability to continue as a going concern. Management’s plans regarding these matters are also described in that note. My report is not modified with respect to this matter.

Felicia Crawford CPA, LLC

New York, New York

October 31, 2025

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HOPSCOTCH ACQUISITION CORPORATION

CONSOLIDATED BALANCE SHEETS

	June 30, 2025 (Interim)	December 31, 2024	December 31, 2023
Assets
Cash	$2,912	$16,014	$29,746
Accounts receivable	-	-	-
Property and equipment, net	-	-	-
Total Assets	$2,912	$16,014	$29,746

Liabilities and Stockholders’ (Deficit)

Accounts payable and accrued expenses	$109,562	$18,473	$4,987
Deferred revenue	173,496	149,026	178,020
Total Current Liabilities	283,058	167,499	183,007

Loans Payable	120,339	118,262	62,567
Due to related parties	260,526	223,966	199,877
Total Liabilities	663,923	509,727	445,451

Stockholders’ Equity (Deficit)

Common stock: 1,000,000 Class A shares authorized, 242.875 issued and outstanding	420,000	420,000	420,000

Common stock: 1,000,000 Class B shares authorized, 287,630 issued and outstanding	92,995	92,995	92,995
Retained earnings (accumulated deficit)	(1,174,006)	(1,006,718)	(928,700)
Stockholders’ equity (deficit)	(661,011)	(493,724)	(415,705)
Total liabilities and total stockholders’ equity (deficit)	2,912	16,004	29,746

Unaudited-See Accountant’s Compilation Report

29

HOPSCOTCH ACQUISITION CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

	For the six
	months ended	Year Ended December 31,
	6/30/2025	2024	2023

Revenues	$195,325	$840,800	$897,588
Cost of sales	186,571	470,860	521,079
Gross Profit	8,754	369,940	376,508
Operating expenses
Payroll and related expenses	87,173	284,788	287,123
Selling, general and administrative	78,204	156,155	179,401
Total operating expenses	165,377	440,943	466,524

Loss from operations	(156,623)	(71,003)	(90,016)

Other income (expense) net
Interest expense	10,665	7,015	3,978
Other
Other income (expense) net	10,665	7,015	3,978

Net loss	$(167,288)	$(78,018)	$(93,994)

Net loss per Class A shares	(0.32)	(0.15)	(0.18)
Net loss per Class B shares	(0.31)	(0.15)	(0.18)

Unaudited-See Accountant’s Compilation Report

30

HOPSCOTCH ACQUISITION CORPORATION

CONSOLIDATED STATEMENTS OF SHAREHOLDERS’ (DEFICIT)

				Additional		Total
		Common stock		Paid in	Retained	Shareholders’
		Shares	Amount	Capital	Earnings	(Deficit)

Balance January 1, 2023	Class A	242,875	420,000	-	(834,706)	(414,706)
	Class B	287,630	92,995			92,995
Net loss					(93,994)	(93,994)
Balance December 31, 2023	Class A	242,875	420,000	-	(928,700)	(415,705)
	Class B	287,630	92,995			-
Net loss					(78,018)	(78,018)
Balance December 31, 2024	Class A	242,875	420,000	-	(1,006,718)	(493,723)
	Class B	287,630	92,995			-
Net loss					(167,288)	(167,288)
Balance June 30, 2025	Class A	242,875	420,000	-	(1,174,006)	(661,011)
	Class B	287,630	92,995
					(1,174,006)	(661,011)

Unaudited-See Accountant’s Compilation Report

31

HOPSCOTCH ACQUISITION CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the six
	months ended	Year Ended December 31,
	6/30/2025	2024	2023

Cash flows from operating activities
Net loss	$(167,288)	$(78,018)	$(93,994)
Adjustments to reconcile net loss to net cash
provided by operating activities:
Depreciation			304
Changes in assets and liabilities
Accounts receivable			5,973
Due to related parties			-
Accounts payable & accrued expenses	93,156	34,764	8,595
Deferred revenue	24,470	(28,994)	136,152
Loans payable	-	34,426	10,848
Net cash provided by operating activities	(49,662)	(37,822)	67,878

Cash flows from investing activities
Acquisition of subsidiary	-	-	71,030
Net cash used in investing activities		-	71,030

Cash flows from financing activities
Proceeds from shareholder loan	36,560	24,090	(112,100)
Net cash provided by financing activities	36,560	24,090	(112,100)
Net change in cash	(13,102)	(13,732)	26,808
Cash at beginning of period	16,014	29,746	2,938
Cash at end of period	$2,912	$16,014	$29,746

Unaudited-see Accountant’s Compilation Report

32

Hopscotch Acquisition Corporation

Notes to Consolidated Financial Statements

1. Organization and Business

Formation and Business of the Company

Hopscotch Acquisition Corporation (“HAC”, or the “Company”) and its wholly owned subsidiary, Hopscotch Air, Inc. (“HAI”) is a New York based Federal Aviation Administration certified air taxi company, flying a fleet of technologically advanced Cirrus aircrafts, providing service to individuals and business travelers in the greater New York area. HAC has its registered office address at 1100 New Highway, Farmingdale, New York 11735, which is also the principal place of business.

HAI was initially formed on June 6, 2008 by Andrew Schmertz, Anthony Schmertz, Douglas Okin, and Peter Clark. Each shareholder contributed $50,000 in exchange for 100 shares of HAI. Anthony Schmertz and Peter Clark have since sold their shares back to HAI in exchange for being released from their personal guarantees.

In August 2021, the Board of Directors authorized the creation of Hopscotch Acquisition Corporation (HAC) for the purposes of acquiring Hopscotch Air, Inc in a stock swap agreement, so that HAC could own 100% of Hopscotch Air Inc. On October 1, 2022, all shareholders received 208.82 Class A shares of HAC for every 1 share of Hopscotch Air they owned. HAC created two classes of common stock, Class A and Class B. The 1,163 shares of HAI were converted to 242,857 Class A shares of HAC. There were 125,000 Class B shares issued for total proceeds of $92,995. Class A shares carry one vote per share while Class B shares do not carry voting rights.

2. Basis of Presentation

The accompanying consolidated financial statements present the financial position of HAC as of June 30, 2025, December 31, 2024, and December 31, 2023, and the results of its operations and cash flows for the six months ended June 30, 2025, and the years ended December 31, 2024, and 2023.

The consolidated financial statements for the six months ended June 30, 2025, are unaudited and have been compiled without audit or review. The results for this interim period are not necessarily indicative of the results that may be expected for the full year ending December 31, 2025.

The financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (U.S. GAAP) under the compilation basis of accounting as described in the accountant’s compilation report.

As disclosed above, beginning January 1, 2023, the operations of HAI were consolidated. All intercompany balances and transactions are eliminated in consolidation.

3. Use of Estimates

The preparation of consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Actual results could differ from those estimates.

4. Significant Accounting Policies

Revenue Recognition

Revenue is recognized when charter flights are completed, and the related performance obligations have been satisfied. Deposits received in advance of scheduled flights are recorded as deferred revenue until the flight occurs.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

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Accounts Receivable

Accounts receivable represents amounts due from customers and are stated at estimated net realizable value. Management provides an allowance for doubtful accounts when amounts are determined to be uncollectible based on specific account reviews and historical experience.

Property and Equipment

Property and equipment are recorded at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets, generally as follows:

●	Computers and software – 3 years

Repairs and maintenance are expensed as incurred; major overhauls and improvements are capitalized.

Aircraft Certificates and Licenses

The Company holds an FAA Part 135 certificate permitting it to operate air charter services. The certificate was obtained without direct purchase cost; however, management considers it to be an intangible right that enhances the Company’s ability to generate future revenues. No value has been recorded in the accompanying consolidated financial statements, as it was not acquired in a market transaction.

Advertising Costs

Advertising costs are expensed as incurred.

Income Taxes

The Company is taxed as a C corporation for federal income tax purposes, and as such, its income or loss is reported and taxed at the corporate level. Shareholders are not taxed on corporate earnings until dividends are distributed.

5. Concentration of Risk

The Company’s operations are subject to seasonal fluctuations. Historically, demand is significantly lower during the first half of the year, with activity increasing in the June through December period. As a result, operating results for the first six months are not necessarily indicative of results for the full year.

The Company depends on a limited number of high-value customers. A significant portion of total revenues are attributable to those customers. A reduction in business from these customers could have an adverse impact on the Company’s operating results and financial position. While management closely monitors customer relationships, no assurance can be provided.

6. Related Party Transactions

The Company engages in transactions with related parties. During 2025, Doug Okin had a shareholder loan for $274,557 to HAI. Andrew Schmertz owed $12,890 to HAI at June 30, 2025. Terms are considered to be at arm’s length.

The Company leases an airplane from an entity owned by a shareholder and board member. Lease expense under this arrangement totaled approximately $21,000 as of June 30, 2025; $42,000 annually for the years ended December 31, 2024, and 2023. Management believes the terms of this lease are at fair market value.

7. Subsequent Events

The Board of Directors voted to change the name of Hopscotch Acquisition Corporation to Hopscotch Go Corporation. The Board of Directors voted to increase the authorized share count to 5,000,000 Class A shares and 200,000,000 Class B shares. Class A shares now have 100 to 1 voting rights; and Class B shares 1 to 1 voting rights. The Board of Directors further authorized the filing of a Regulation A Tier 1 offer for Class B shares.

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8. Going Concern

The accompanying consolidated financial statements have been prepared assuming HAC will continue as a going concern. The Company has incurred recurring losses from operations and has a net capital deficiency as of June 30, 2025, which raises substantial doubt about its ability to continue as a going concern. The Company’s continuation as a going concern is dependent upon its ability to generate sufficient cash flows to meet its obligations as they come due and to obtain additional financing as may be required.

Management is in the process of implementing plans intended to improve the Company’s financial position and operating results. These plans include (i) expanding the core air taxi business by adding additional aircrafts and flying them at capacity with minimal increase to overhead, and (ii) pursuing an additional equity financing round expected to be completed within the next six months. Management has initiated discussions with existing investors and potential new investors and believes that an equity raise is probable, although no commitments have been secured as of the date of these financial statements.

There can be no assurance that these plans will be successful or that the equity financing will be completed as anticipated. The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

9. Negative Equity or Deficit

As of June 30, 2025, the Company’s liabilities exceeded its assets by $661,011, resulting in a deficit. Management is evaluating steps to improve the Company’s financial position, including seeking additional funding and reducing expenses as discussed in Note 8.

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EXHIBIT B

AIR CARRIER CERTIFICATE

U.S. Department of Transportation
**Federal Aviation Administration**

# Air Carrier Certificate

This certifies that

HOPSCOTCH AIR INC.
1100 NEW HIGHWAY
SUITE #402
FARMINGDALE, NY 11735

has met the requirements of the Federal Aviation Act of 1958, as amended, and the rules, regulations, and standards prescribed thereunder for the issuance of this certificate and is hereby authorized to operate as an air carrier and conduct common carriage operations in accordance with said Act and the rules, regulations, and standards prescribed thereunder and the terms, conditions, and limitations contained in the approved operations specifications.

This certificate is not transferable and, unless sooner surrendered, suspended, or revoked, shall continue in effect indefinitely.

By Direction of the Administrator.

Certificate number: 1HSA054M

Effective date: JANUARY 16, 2009

Issued at: AEA-FSDO-11

Ronald E. Hughes
RONALD E. HUGHES
(Signature)

MANAGER, FARMINGDALE FSDO
(Title)

EASTERN REGION / FSDO-11
(Region/Office)

FAA Form 8430-18 (6-87)

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EXHIBIT C

ATTORNEY LEGAL OPINION

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SCOTT D. OLSON ESQ.
ATTORNEY AT LAW

274 BROADWAY
COSTA MESA, CA 92627
C 310.985.1034
E SDOESQ@GMAIL.COM

December 5, 2025

Hopscotch Go Corporation
1100 New Hwy
Farmingdale, NY 11735

Re: Hopscotch Go Corporation (the "Company") Offering Statement on Form 1-A (the "Offering Statement")

Ladies and Gentlemen:

We have acted as special counsel to the Company, a corporation incorporated under the laws of the State of Delaware, in connection with the filing of the Offering Statement under Regulation A of the Securities Act of 1933, as amended (the "Securities Act"), with the Securities and Exchange Commission relating to the proposed offering by the Company (the "Offering") of up to 10,000,000 shares (the "Shares") of Class B Common Stock, $0.0000001 par value, of the Company.

For purposes of rendering this opinion, we have examined originals or copies (certified or otherwise identified to our satisfaction) of:

1. Certificate of Incorporation, as filed with the Secretary of State of the State of Delaware on August 13, 2021;

2. Certificate of Amendment of Certificate of Incorporation, as filed with the Secretary of State of the State of Delaware on September 11, 2025;

3. Bylaws of the Company dated October 10, 2022 as amended September 8, 2025; and

4. Resolutions of the Board of Directors of the Company adopted by unanimous written consent on Septmber 1, 2025.

We have also examined such other certificates of public officials, such certificates of executive officers of the Company and such other records, agreements, documents and instruments as we have deemed relevant and necessary as a basis for the opinion hereafter set forth.

In such examination, we have assumed: (i) the genuineness of all signatures, (ii) the legal capacity of all natural persons, (iii) the authenticity of all documents submitted to us as originals, (iv) the conformity to original documents of all documents submitted to us as certified, conformed or other copies and the authenticity of the originals of such documents and (v) that all records and other information made available to us by the Company on which we have relied are complete in all material respects. As to all questions of fact material to this opinion, we have relied solely upon the above-referenced certificates or comparable documents and other documents delivered pursuant thereto, have not performed or had performed any independent research of public records and have assumed that certificates of or other comparable documents from public officials dated prior to the date hereof remain accurate as of the date hereof.

Based on the foregoing and on such legal considerations as we deem relevant, we are of the opinion that the Shares, when issued and delivered against payment therefor as described in the Offering Statement, will be validly issued, fully paid and non-assessable.

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EXHIBIT D

SUBSCRIPTION AGREEMENT

HOPSCOTCH GO CORPORATION

Subscription Agreement

1. Investment:

The undersigned (“Buyer”) subscribes for __________ Shares of Class B Common Stock of HOPSCOTCH GO CORPORATION.

at $2.00 per share.

Total subscription price ($2.00 times number of Shares): = $__________.

PLEASE MAKE WIRE PAYMENTS PAYABLE TO

HOPSCOTCH GO CORPORATION

JP MORGAN CHASE

260 Columbus Ave,

New York, NY 10023

Account number

683780152

Routing number

021000021

2. Investor information:

Name (type or print)		SSN/EIN/Taxpayer I.D.

E-Mail address: _________				Address

Joint Name (type or print)		SSN/EIN/Taxpayer I.D

E-Mail address: _________				Address (If different from above)

Mailing Address (if different from above):
		Street		City/State	Zip

Business Phone:	( )	Home Phone:	( )

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3. Type of ownership: (You must check one box)

Individual____________	Custodian for
Tenants in Common_____________	Uniform Gifts to Minors Act of the State of:
Joint Tenants with rights of Survivorship_____________	Corporation (Inc., LLC, LP) –
Please List all officers, directors, partners, managers, etc.:
Trust_____________
Community Property_____________	Other (please explain)

Is the Buyer a United States Citizen? _______________

4. Further Representations, Warrants and Covenants. Buyer hereby represents warrants, covenants and agrees as follows:

(a) Buyer is at least eighteen (18) years of age with an address as set forth in this Subscription Agreement.

(b) Except as set forth in the Prospectus and the exhibits thereto, no representations or warranties, oral or otherwise, have been made to Buyer by the Company or any other person, whether or not associated with the Company or this offering. In entering into this transaction, Buyer is not relying upon any information, other than that contained in the Prospectus and the exhibits thereto and the results of any independent investigation conducted by Buyer at Buyer’s sole discretion and judgment.

(c) Buyer is under no legal disability nor is Buyer subject to any order, which would prevent or interfere with Buyer’s execution, delivery and performance of this Subscription Agreement or his or her purchase of the Shares. The Shares are being purchased solely for Buyer’s own account and not for the account of others and for investment purposes only, and are not being purchased with a view to or for the transfer, assignment, resale or distribution thereof, in whole or part. Buyer has no present plans to enter into any contract, undertaking, agreement or arrangement with respect to the transfer, assignment, resale or distribution of any of the Shares.

5. Acceptance of Subscription.

(a) It is understood that this subscription is not binding upon the Company until accepted by the Company, and that the Company has the right to accept or reject this subscription, in whole or in part, in its sole and complete discretion. If this subscription is rejected in whole, the Company shall return to Buyer, without interest, the Payment tendered by Buyer, in which case the Company and Buyer shall have no further obligation to each other hereunder. In the event of a partial rejection of this subscription, Buyer’s Payment will be returned to Buyer, without interest, whereupon Buyer agrees to deliver a new payment in the amount of the purchase price for the number of Shares to be purchased hereunder following a partial rejection of this subscription.

6. Governing Law.

(a) This Subscription Agreement shall be governed and construed in all respects in accordance with the laws of the State of Delaware without giving effect to any conflict of laws or choice of law rules.

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IN WITNESS WHEREOF, this Subscription Agreement has been executed and delivered by the Buyer and by the Company on the respective dates set forth below.

INVESTOR SUBSCRIPTION ACCEPTED AS OF

___day of ________,
Signature of Buyer
HOPSCOTCH GO CORPORATION
Printed Name
By:
Date	Andrew Schmertz Chief Executive Officer

Deliver completed subscription agreements to:

Andrew Schmertz

andrew@flyhopscotch.com

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SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this Offering Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on December 5, 2025

By:

Hopscotch Go Corporation

This offering statement has been signed by the following persons in the capacities and on the dates indicated.

Andrew Schmertz
Chairman of the Board, Chief Executive Officer, Principal Financial Officer
December 5, 2025

DOUGLAS OKIN
BOARD MEMBER
December 5, 2025

JAMES FENDT
BOARD MEMBER
December 5, 2025

DAVID RIMMER
BOARD MEMBER
December 5, 2025

JOSH SODAITIS
BOARD MEMBER
December 5, 2025

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